Filed Pursuant to Rule 424(b)(5)
Registration No. 333-258321

PROSPECTUS SUPPLEMENT
(to Prospectus dated August 5, 2021)

$5,882,353 of 5.0% Senior Subordinated Notes Due 2025
Warrants to Purchase up to 15,006,003 Shares of Common Stock
15,006,003 Shares of Common Stock underlying Warrants

We are offering (i) $5,882,353 of 5.0% Senior Subordinated Notes Due 2025 (the “Notes”) which carry an aggregate original issue discount of $882,353 that is included in the original principal amount of the Notes and (ii) warrants (the “Warrants”) to purchase 15,006,003 shares of our common stock, par value $0.0001 per share (the “Common Stock”) directly to investors without an underwriter or placement agent pursuant to this prospectus supplement and the accompanying prospectus. This offering also relates to the shares of Common Stock issuable upon exercise of the Warrants offered by this prospectus supplement and the accompanying prospectus. Proceeds to us before expenses will be approximately $5.0 million. We estimate the total expenses of this offering will be approximately $0.3 million.

The Notes will bear interest at 5.0% per year and will mature on October 15, 2025.

There is no established trading market for the Notes or the Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Notes or the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Our Common Stock is currently listed on The Nasdaq Capital Market, under the symbol “EVFM.” On January 12, 2022, the last reported sale price of our Common Stock reported on the Nasdaq Capital Market was $0.42 per share.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-11 of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Total
Gross Proceeds	$5,882,353.00
Proceeds, before commissions(1), expenses and after discounts, to us	$5,000,000.00

(1) We will pay approximately $91,999.98 in commissions in connection with the sale and issuance of the Notes and
Warrants as may be required in connection with certain engagement letter tail provisions.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about January 14, 2022, subject to the satisfaction of certain customary closing conditions.

The date of this prospectus supplement is January 13, 2022.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of a “shelf” registration statement on Form S-3 (File No. 333-258321) that we filed with the SEC on July 30, 2021 and was declared effective on August 5, 2021 and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Notes, the Warrants and the underlying Common Stock, and it also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated August 5, 2021, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined.
Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus supplement and/or the accompanying prospectus is inconsistent with statements made in the accompanying prospectus or in any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus or such documents incorporated by reference, as applicable; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement to which the accompanying prospectus forms a part or to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, including the documents incorporated by reference herein, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, and the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 4, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, as filed with the SEC on November

15, 2021, each of which is incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

Evofem’s name and logo are either registered trademarks or trademarks of Evofem Biosciences, Inc. in the United States and/or other countries. All other trademarks, service marks or other tradenames appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “EVFM,” “we,” “us,” “our” or similar references mean Evofem Biosciences, Inc., a Delaware corporation, and its wholly-owned subsidiaries, Evofem Biosciences Operations, Inc. and Evofem, Inc.
This prospectus supplement includes our trademarks, trade names and service marks, including “Phexxi®” which is protected under applicable intellectual property laws and are the property of Evofem Biosciences, Inc., or its subsidiaries. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the other documents we have filed with the SEC that are incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and such forward-looking statements involve risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus supplement, the accompanying prospectus, and the other document documents we have filed with the SEC that are incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements included herein represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. These statements include, among other things, statements about:

•our ability to raise additional capital to fund our operations;
•our ability to achieve and sustain profitability;
•our estimates regarding our future performance, including without limitation, any estimates of potential future revenues;
•estimates regarding market size;
•estimates regarding health care providers’ recommendations of Phexxi® (lactic acid, citric acid, and potassium bitartrate) vaginal gel (“Phexxi”) to patients;
•the rate and degree of market acceptance of Phexxi;
•our ability to successfully commercialize Phexxi and continue to develop our sales and marketing capabilities;
•our strategic plans for our business, including the commercialization of Phexxi;
•our estimates regarding expenses, revenues, financial performance and capital requirements, including the length of time our capital resources will sustain our planned operations;
•our ability to continue as a going concern;
•the impacts of the ongoing pandemic related to a novel strain of a virus named severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) (coronavirus), which causes coronavirus disease 2019 (“COVID-19”) including, without limitation, its impact on our business and commercialization of Phexxi;
•    the potential for changes to current regulatory mandates requiring health insurance plans to cover U.S. Food and Drug Administration (“FDA”)-cleared or -approved contraceptive products without cost sharing;
•our ability to obtain or maintain third-party payer coverage and adequate reimbursement, and our reliance on the willingness of patients to pay out-of-pocket for Phexxi absent full or partial third-party payer reimbursement;
•our ability to obtain the necessary regulatory approvals to market and commercialize EVO100 vaginal gel for prevention of urogenital transmission of chlamydia and gonorrhea in women, and any other product candidate we may seek to develop;
•the success, cost and timing of our clinical trials;
•our top-line or initial clinical trial data, which are subject to adjustment and revision;
•our ability to protect and defend our intellectual property position and our reliance on third party licensors;
•our ability to obtain additional patent protection for our product and product candidates;
•our dependence on third parties in the conduct of our clinical trials and for the manufacture of Phexxi and our product candidates;
•our ability to expand our organization to accommodate potential growth;
•our ability to maintain the listing of shares of our Common Stock on the Nasdaq Capital Market; and

•our ability to retain and attract key personnel.

To date, only one of our products, Phexxi vaginal gel, has been approved by the FDA for marketing in the United States. Our other current product candidates are investigational and have not been submitted to or approved by the FDA, and neither Phexxi nor our other product candidates have been approved by the European Medicines Agency or any other regulatory authority anywhere else in the world. This prospectus supplement also contains estimates and other statistical data made by independent parties and by Evofem relating to market opportunity, growth and other data about its industry. These data and estimates involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus, and the other documents we have filed with the SEC that are incorporated by reference herein, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus, and the other document documents we have filed with the SEC that are incorporated by reference herein, particularly in the section entitled “Risk Factors,” beginning on page S-11 of this prospectus supplement, which we believe could cause our actual results to be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

Any forward-looking statement speaks only as to the date on which that statement is made. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, except as may otherwise be required by the federal securities laws.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-11 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview

We are a San Diego-based commercial-stage biopharmaceutical company committed to developing and commercializing innovative products to address unmet needs in women’s sexual and reproductive health.

Our first commercial product, Phexxi® (lactic acid, citric acid, and potassium bitartrate) vaginal gel (“Phexxi”), was approved by the FDA on May 22, 2020 and commercially launched in the United States in September 2020. Phexxi is the first and only FDA approved hormone-free, woman-controlled, on-demand prescription contraceptive gel for women. We are conducting a pivotal Phase 3 clinical trial to evaluate our lead product candidate EVO100 (L-lactic acid, citric acid, and potassium bitartrate) vaginal gel (“EVO100”) for the prevention of urogenital transmission of both Chlamydia trachomatis infection (chlamydia) and Neisseria gonorrhoeae infection (gonorrhea) in women. We refer to this trial as “EVOGUARD”.

Phexxi as a Contraceptive and Commercial Strategies

We commercially launched Phexxi in September 2020 with a sales force promoting Phexxi directly to obstetrician/gynecologists and their affiliated health professionals, who collectively write the majority of prescriptions for contraceptive products. As of December 31, 2021, our sales force comprises approximately 57 regional sales representatives and 8 business managers, supported by a self-guided virtual health care provider (“HCP”) learning platform. Additionally, we offer women direct access to Phexxi via our telehealth platform where women can directly meet with an HCP to determine their eligibility for a Phexxi prescription and potentially have it written by the HCP, filled, and mailed directly to them by a third-party pharmacy.

Our comprehensive commercial strategy for Phexxi includes marketing and product awareness campaigns targeting women in the United States of reproductive potential, including the approximately 23 million women who are not using hormonal contraception and the approximately 18.8 million women who are using a prescription contraceptive, some of whom, particularly pill users, may be ready to move to an FDA-approved, non-invasive hormone-free contraceptive, as well as certain identified target HCP segments; payer outreach; and execution of our consumer digital and media strategy.

In December 2020, two U.S. patents that cover Phexxi and its labeled indication were listed in the U.S. FDA publication Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book. The Orange Book listing of these two patents covering Phexxi’s composition of matter and its method of use in prevention of pregnancy is an important step in the ongoing development of our patent portfolio, which currently covers Phexxi into 2033. The newly listed method of use patent, number 10,568,855 (the “‘855 patent”), covers contraception using the L-lactic acid Phexxi formulation. The ‘855 patent was issued by the U.S. Patent and Trademark Office (“USPTO”) on February 25, 2020 and is expected to expire in March 2033. The newly listed patent number 6,706,276 (the “‘276 patent”) is a composition of matter patent covering Phexxi. Evofem has an exclusive license to this patent, which is held by Rush University Medical Center (“Rush University”). The ‘276 patent was issued by the USPTO on March 16, 2004 and is expected to expire in March 2026 if the five-year patent term extension (“PTE”) application that was timely filed by the patent owner is granted. The patents we licensed from Rush University expired in March 2021 outside the United States and are currently set to expire in March 2022 inside the United States pursuant to an Order Granting Interim Extension that extended the expiration of the U.S. patent. In 2020, Rush University submitted a PTE application for the U.S. patent requesting a five-year PTE to 2026. We have not yet been granted the PTE, and there is no assurance that it will be granted for the full five-year term, if at all.

On February 14, 2021, we launched our first direct-to-consumer advertising campaign, known as “Get Phexxi,” designed to increase awareness and educate women on the benefits of Phexxi. The campaign highlights some of the struggles women face when choosing among the many available methods of contraception, including the lack of control with condoms, constant daily use of the pill, and abstinence required for cycle tracking.

On September 9, 2021, we launched a national brand ambassador campaign featuring Emmy® Award-winning celebrity Annie Murphy. This campaign is designed to broaden awareness and drive uptake of Phexxi. The “House Rules” campaign has significantly raised our target audience awareness of Phexxi while driving women to their HCP to request a trial, but as important it has also helped drive significant increases in new HCPs recommending and prescribing Phexxi.

We continue working to increase the number of lives covered and to gain preferred formulary position for Phexxi. We have obtained coverage for approximately 55% of U.S. commercial lives, including approximately 9 million lives covered at no out-of-pocket cost and approximately 13.7 million lives covered under our December 2020 contract award from the U.S. Department of Veterans Affairs. On January 1, 2021, the U.S. Medicaid population gained access to Phexxi through our participation in the Medicaid National Drug Rebate Program. Medicaid provides health coverage to approximately 68 million members, including approximately 16.8 million women 19-49 years of age.

EVO100: Our STI Preventive Product Candidate

Our lead product candidate, EVO100, is a vaginal gel under evaluation for the prevention of chlamydia and gonorrhea in women - two of the most pervasive sexually transmitted infections (“STIs”) in the United States. Currently, there are no FDA‑approved prescription products for the prevention of either of these common STIs.

According to the Centers for Disease Control and Prevention (“CDC”), any sexually active person can be infected with chlamydia and/or gonorrhea. Despite the CDC recommendation for condom use to prevent STIs, U.S. rates of infection with chlamydia and gonorrhea climbed in 2019 for the sixth consecutive year. The CDC reported 1.8 million new cases of chlamydia, the most ever reported, and over 600,000 new cases of gonorrhea, also the highest reported. Based on these reports, an estimated 78 million women 18-65 years of age who are sexually active in the United States could be at risk to contract these STIs. Many cases are not reported because most people with chlamydia and many women with gonorrhea are asymptomatic and do not seek testing. We believe this represents a significant unmet medical need as well as a commercial opportunity.

Based on the positive and statistically significant top-line results of our Phase 2B/3 AMPREVENCE trial, we initiated our Phase 3 EVOGUARD clinical trial in October 2020. This randomized, placebo-controlled pivotal trial is designed to enroll 1,730 women with a prior chlamydia or gonorrhea infection and who are at risk for future infection. Participants are enrolled for a 16-week interventional phase followed by a one-month follow-up period. We expect to complete enrollment in the first quarter of 2022 and to report top-line EVOGUARD results in the second half of 2022. Assuming positive results from the trial, we expect to submit a marketing application for EVO100 in the first quarter of 2023 with an anticipated FDA action date under the Prescription Drug User Fee Act in the second half of 2023 due to the expedited review afforded by the Fast Track designations granted for the prevention of chlamydia and the prevention of gonorrhea in women.

The FDA has granted Fast Track designations to EVO100 for the prevention of chlamydia and gonorrhea in women. The FDA has designated EVO100 a Qualified Infectious Disease Product (“QIDP”) for the prevention of gonorrhea in women, which provides several important potential advantages, including longer market exclusivity.

Multipurpose Prevention Technology Vaginal Gel for HIV Prevention

In December 2021 we launched a collaboration with Orion Biotechnology Canada Ltd. (Orion) to evaluate the compatibility and stability of Orion's novel CCR5 antagonist, OB-002, in Phexxi with the goal of developing a Multipurpose Prevention Technology (MPT) product candidate for indications including the prevention of HIV in women. This collaboration will focus on determining compatibility and stability of OB-002 in Phexxi and is expected to yield results in the third quarter of 2022. Assuming positive results, Evofem and Orion will seek government and philanthropic funding for subsequent clinical trials of the MPT vaginal gel product candidate.

Thin Film Project

The University of South Australia is developing a thin film vaginal gel as an alternative option to the Phexxi gel as a second generation product. The proposed indication of the thin film is similar to Phexxi with the prevention of pregnancy, chlamydia and gonorrhoea. The lead candidates have been selected and stability data has been generated with positive results. Phase 2 of the project is planned for 2022 and the activities are to optimize the lead candidates and select the appropriate packaging for long term storage.

COVID-19 Pandemic

The current worldwide pandemic related to a novel strain of a virus named severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) (coronavirus), which causes coronavirus disease 2019 (“COVID-19”) has presented substantial public health and economic challenges and is affecting our employees, customers, communities and business operations, as well as the U.S. and global economies and financial markets.

Any disruptions in the commercialization of Phexxi and/or the completion of our clinical trials, data analysis or readouts and/or any disruption in our supply chain could have a material adverse effect on our business, results of operations and financial condition. The full extent to which the COVID-19 pandemic will directly or indirectly impact our business, results of operations and financial condition will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19, the success of ongoing COVID-19 vaccination efforts, the emergence, prevalence and strength of variant strains, and the actions taken to contain or treat the disease, as well as the economic impact on local, regional, national and international markets.

October 2021 Registered Direct Offering

On October 12, 2021, we completed the initial closing of a registered direct offering with an institutional investor (the Series B Purchaser) (the Initial October 2021 Registered Direct Offering), whereby we issued 5,000 shares of Series B-1 Convertible Preferred Stock, par value $0.0001 per share, at a price of $1,000.00 per share. We received proceeds from the Initial October 2021 Registered Direct Offering of approximately $4.7 million, net of offering expenses. On October 12, 2021, the Series B Purchaser converted their 5,000 shares of B-1 Convertible Preferred Stock at a conversion price of $0.63 per share into 7,936,508 shares of our Common Stock.

On October 26, 2021, we completed the additional closing of the October 2021 Registered Direct Offering (the Additional October 2021 Registered Direct Offering), whereby we issued 5,000 shares of Series B-2 Convertible Preferred Stock, par value $0.0001 per share, at a price of $1,000.00 per share. We received proceeds from the Additional October 2021 Registered Direct Offering of approximately $5.0 million, net of offering expenses. Immediately following this offering, the Series B-2 Convertible Preferred Stock may be converted into shares of Common Stock at any time at a conversion price per share of the greater of $0.392, or the price computed as the product of 0.85 multiplied by the arithmetic average of the closing sale prices of a share of our Common Stock during the five consecutive trading-day period immediately preceding the conversion date. The $0.392 portion of the Series B-2 Convertible Preferred Stock conversion price is subject to continued adjustment until late April 2022.

May 2021 Public Offering

On May 20, 2021, we completed an underwritten public offering (the “May 2021 Public Offering”), whereby we issued 50,000,000 shares of Common Stock at a price to the public of $1.00 per share and 50,000,000 accompanying common warrants to purchase 50,000,000 shares of Common Stock. The common warrants have an exercise price of $1.00 per share and can be exercised any time through May 22, 2023. We received proceeds from the May 2021 Public Offering of approximately $46.8 million, net of underwriting discounts, fees and offering expenses. In addition, we granted the underwriter a 30-day overallotment option to purchase up to an additional 7,500,000 shares of its Common Stock at $0.99 per share, less applicable underwriting discounts, and/or 7,500,000 common warrants to purchase 7,500,000 shares of Common Stock at an exercise price of $1.00 per share, at $0.01 per warrant, less applicable underwriting discounts. On May 20, 2021, the underwriter exercised its overallotment option to purchase warrants in full and we received proceeds of approximately $0.1 million, net of underwriting discounts. On May 21, 2021, the underwriter exercised its overallotment option to purchase Common Stock and we issued an additional 2,547,794 shares of Common Stock and received proceeds of approximately $2.4 million, net of underwriting discounts. The Common Stock issued in the May 2021 Public Offering was registered pursuant to a shelf registration statement on Form S-3 filed with the SEC on March 4, 2021 and declared effective on March 11, 2021.

Merger

On January 17, 2018, Neothetics, Inc., now known as Evofem Biosciences, Inc., completed its reverse merger (the “Merger”) with privately-held Evofem Biosciences Operations, Inc. in accordance with the terms of an agreement and plan of merger and reorganization, dated October 17, 2017.

Corporate Information

We were originally incorporated in Delaware in February 2007 as “Lipothera, Inc.” In September 2008, we changed our name to “Lithera, Inc.” and in August 2014, we changed our name to “Neothetics, Inc.” On January 17, 2018, upon completion of the Merger, we changed our name to “Evofem Biosciences, Inc.” Our principal corporate offices are located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 and our telephone number is (858) 550-1900. Our website is located at www.evofem.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act, will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

The Notes

Senior Subordinated Notes offered by us	We are offering 5.0% Senior Subordinated Notes due 2025 (the “Notes”) with an aggregate issue price of $5,882,353, which shall include an original issue discount of $882,353.

Ranking
The Notes shall be an unsecured obligation and any cash payments made by the Company pursuant thereto expressly subordinate to the Baker Notes (as defined below) and the Adjuvant Notes (as defined below).

Interest	5.0% per annum.

Maturity Date	October 15, 2025.

Company Optional Prepayment
The Notes may be prepaid, in whole or in part, at our option, together with all accrued and unpaid interest and fees (including any breakage costs) as of the date of the repayment in accordance with the terms of the Securities Purchase Agreement (defined below).

Subsequent Transaction Redemption	The holders of the Notes may require the Company to redeem the Notes, in whole or in part, upon the occurrence of certain subsequent transactions with the net proceeds therefrom.

Events of Default
Following the occurrence and during the continuance of an event of default, the interest rate will increase to 18.0% for the duration of the event of default, the holders of the Notes will also have certain rights to require us to redeem the Notes with a 25% redemption premium and rights to receive certain late charges.

The Warrants

Shares Issuable on Exercise	Up to 15,006,003 shares of our Common Stock.

Exercise Price	$0.392

Cashless Exercise
If at the time of exercise of the Warrants, there is no effective registration statement registering the shares of Common Stock underlying the Warrants, the Warrants may be exercised on a cashless basis pursuant to their terms.

Beneficial Ownership Limitations
The Warrants may not be exercised to the extent they cause the holder of the Warrants to become a “beneficial owner” of more than 4.99% of our Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation may be increased at the discretion of the holder of the Warrants to any percentage less than or equal to 9.99% of our Common Stock.

Exercise period	The Warrants will become exercisable six months after issuance. The Warrants will be exercisable for a period of five years after the date upon which they become exercisable.

Shares of Common Stock to be outstanding after this offering
177,506,428 shares of Common Stock, assuming that all Warrants offered by this prospectus supplement and the accompanying prospectus are immediately exercised (without regard to the Beneficial Ownership Limitation) into shares of Common Stock.

Use of Proceeds
We estimate that our net proceeds from this offering will be approximately $4.7 million, after deducting estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for (i) the continuation of commercialization activities related to Phexxi; (ii) the continuation of our pivotal Phase 3 clinical trial ‘EVOGUARD’, evaluating EVO100 for the prevention of chlamydia and gonorrhea in women and related development activities; and (iii) general corporate purposes and other capital expenditures. See the section entitled “Use of Proceeds”.

Risk Factors
Investing in our securities involves significant risks. See the section of this prospectus supplement and the accompanying prospectus entitled “Risk Factors” and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our securities.

Nasdaq Capital Market
Our Common Stock is listed on the Nasdaq Capital Market under the symbol “EVFM.” There is no established trading market for the Notes or the Warrants, and we do not expect a trading market to develop. We do not intend to list the Notes or the Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Notes or the Warrants may be extremely limited.

The number of shares of our Common Stock to be outstanding immediately after this offering is based on 162,500,425 shares of Common Stock outstanding as of December 31, 2021, and excludes:
• 10,715,062 shares of Common Stock issuable upon the exercise of stock options outstanding as of December 31, 2021, at a weighted-average exercise price of $5.30 per share;
• 10,000 shares of Common Stock issuable upon the exercise of stock options granted after December 31, 2021, with a weighted-average exercise price of $0.41 per share;
• 67,767,107 shares of Common Stock issuable upon the exercise of warrants outstanding as of December 31, 2021, at a weighted-average exercise price of $1.54 per share;
• 18,692,320 shares of Common Stock issuable upon conversion of principal and accrued interest underlying issued and outstanding convertible promissory notes with a weighted-average conversion price of $2.93 per share, assuming a conversion date of December 31;
• 8,403,361 shares of Common Stock issuable upon conversion of the Series B-2 Preferred Stock;
• 2,611,757 shares of Common Stock reserved for future awards under the Amended and Restated Evofem Biosciences, Inc. 2014 Equity Incentive Plan;
• 794,737 shares of Common Stock reserved for future awards under the Amended 2018 Inducement Equity Incentive Plan; and
• 1,833,085 shares of Common Stock reserved for future awards under the 2019 Employee Stock Purchase Plan.

RISK FACTORS
Investing in our securities involves risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our most recent quarterly report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section in this prospectus supplement entitled “Special Note Regarding Forward-Looking Statements.”
Additional Risks Related to Our Financial Condition and Capital Requirements
Even assuming the full completion of this offering, we will need to raise significant additional funds to finance our operations, including the commercialization of Phexxi, our development of EVO100, and remaining a going concern. If we are unable to raise additional capital when needed or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our business initiatives or to cease operations entirely.

We have incurred significant losses and negative cash flows since our inception. We do not believe our existing capital resources, including the net proceeds from the sale of Warrants and Notes in this offering, will be sufficient to sustain our planned operations beyond the first quarter of 2022 or to complete the development of EVO100. Our ability to raise additional funds will depend, in part, on our ability to successfully commercialize Phexxi in the United States and to successfully develop EVO100 in a timely manner. If, for whatever reason, we are unable to gain traction in the market for Phexxi or fail to successfully develop EVO100, it may make any necessary debt, equity or alternative financing more difficult, more costly and more dilutive.

Attempting to secure additional financing may divert our management from our day-to-day activities, which may adversely affect our ability to commercialize Phexxi or develop our product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. In certain situations, we are also currently prohibited from raising additional debt financing without the consent of the holders of our outstanding convertible notes, including the Notes. We may also be limited in our ability to raise funds through the issuance of additional equity due to certain contractual restrictions agreed upon in the October 2021 Registered Direct Offering and in our May 2021 Public Offering. Further, we are also subject to the rules and regulations of the Nasdaq Capital Market regarding our ability to issue shares of our Common Stock without stockholder approval which may limit our ability to raise capital when and as needed. Among other requirements, these rules and regulations may require us to seek the approval of the holders of our Common Stock before we may issue (or agree to issue) shares of our capital stock in excess of 20% of our issued and outstanding capital stock in a private offering (as determined per Nasdaq rules) at a price less than a certain minimum price (as determined by Nasdaq rules) or to issue shares of capital stock that could result in a change of control (as determined by Nasdaq rules). These Nasdaq rules and regulations may limit our ability to raise capital when and as needed while also preserving the listing of shares of our Common Stock on Nasdaq. Furthermore, as a result of the COVID-19 pandemic and actions taken to slow its spread, the global credit and financial markets have experienced extreme volatility and disruptions. If the equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly and more dilutive.

If we are unable to raise additional funds when needed or on acceptable terms, we may be unable to commercialize Phexxi as a contraceptive and to continue the development of EVO100. In addition, we may be required to delay, scale back or eliminate some or all our other development programs and business initiatives, or forced to cease operations entirely. To the extent we raise additional capital through the sale of equity, convertible debt or other securities convertible into equity, the ownership interest of our stockholders will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect the rights of our stockholders. Future debt financings, if available at all, would likely involve agreements with additional covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, making additional product acquisitions or declaring dividends. If we raise additional funds through strategic collaborations, alternative non-dilutive financing, such as royalty-based financing, or licensing arrangements with third parties, we may have to relinquish valuable rights to our product candidates or future revenue streams or grant licenses on terms that are not favorable to us. Moreover, if we are unable to continue as a going concern, we may be forced to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. The holders of shares of our capital stock may not receive the value of their investment upon such a dissolution or liquidation.

We have a limited number of shares of Common Stock available for future issuance which could adversely affect our ability to raise capital or consummate strategic transactions.

We are currently authorized to issue 500 million shares of Common Stock under our amended and restated certificate of incorporation. As of December 31, 2021, we have issued 162,500,425 shares of Common Stock, and approximately 97,174,489 shares of Common Stock are committed for issuance after giving effect to the assumed exercise of all outstanding warrants and options and the assumed conversion of all issued and outstanding convertible notes as of this date. Immediately following the issuance of the Notes and Warrants, we will be required to reserve 112,249,665 shares of Common Stock for issuance upon the exercise of all outstanding warrants and options and upon the assumed conversion of all outstanding convertible notes as of this date. Due to the limited number of authorized shares available for issuance and the decreased price of our Common Stock in recent months, we may not able to raise additional equity capital or complete a merger or other business combination unless we increase the number of shares we are authorized to issue. We would need to seek stockholder approval to increase the number of our authorized shares of Common Stock, and we can provide no assurance that we would succeed in amending our amended and restated certificate of incorporation to increase the number of shares of Common Stock we are authorized to issue which could negatively impact our business, prospects and results of operations.

We have certain obligations pursuant to our issued and outstanding senior convertible notes and related note purchase agreements, and our failure to comply with these obligations could have a material adverse effect on our business, financial condition or results of operations. Adjustment of the conversion prices of our issued and outstanding convertible notes may result in substantial dilution. Our obligations pursuant to the Notes will be expressly subordinate to our obligations pursuant to the Baker Notes and Adjuvant Notes.

In April 2020, we entered into a Securities Purchase and Security Agreement (as amended on November 20, 2021, the “Baker Bros. Purchase Agreement”) with certain institutional investors and their designated agent pursuant to which we issued and sold secured convertible promissory notes in an aggregate principal amount of $25.0 million (the “Baker Notes”) and warrants to purchase shares of our Common Stock. In October 2020, we entered into a Securities Purchase Agreement (the “Adjuvant Purchase Agreement”) pursuant to which we issued and sold to certain institutional investors unsecured convertible promissory notes in an aggregate principal amount of $25.0 million (the “Adjuvant Notes”). Our failure to make payments as due under these notes would likely amount to an event of default. Pursuant to the terms of the Baker Bros. Purchase Agreement and the Adjuvant Purchase Agreement, events of default also include, but are not limited to, a material breach of representations, our failure to comply with our obligation to convert the related promissory notes, certain defaults of indebtedness and failure to perform or observe, and in certain instances, cure, certain covenants, including, but not limited to, covenants requiring us to maintain the listing of shares of our Common Stock on the Nasdaq Capital Market and to achieve cumulative net sales of Phexxi of at least $100.0 million by June 30, 2022. In November 2021, Baker Bros. agreed to extend the date of the cumulative net sales covenant in the Baker Notes to June 30, 2023 effective upon our completion of certain equity financing transaction (which does not include the issuance of the Notes and the Warrants) resulting in aggregate gross proceeds to us of at least $50 million. As noted above, there can be no assurance that we will be able to complete such a financing. As is further described in the Baker Bros. Purchase Agreement, and only effective upon completion of such a financing, the conversion prices of the Baker Notes may be adjusted to the lesser of $2.44 and 115% of the lowest price per share issued in such financing or financings. We may enter into similar arrangements with the holders of the Adjuvant Notes. The conversion price adjustments may result in substantial dilution to the holders of our capital stock. These agreements also limit our ability to incur debt, merge or, declare dividends. In particular and pursuant to the Baker Bros. Purchase Agreement, if an event of default occurs, each purchaser could elect, at its option pursuant to the agreement, to require us to repurchase all or any portion of the notes in cash at a repurchase price equal to the sum of (i) three times the sum of the outstanding balance, plus (ii) the aggregate value of future interest that would have accrued under the call principal amount from the period commencing on the date on which this amount is declared to be due and payable through the fifth anniversary of the initial closing pursuant to the Baker Bros. Purchase Agreement. This repurchase would materially and adversely impact our business, results of operations and financial condition, as well as increase our need to raise additional capital. Our obligations pursuant to the Notes are expressly subordinate to our obligations to the holders of the Baker Notes and the Adjuvant Notes. As a result of our obligations to the holders of the Baker Notes and Adjuvant Notes, the holders of the Notes and Warrants may not ultimately receive the value of their investment.

The Series B-2 Convertible Preferred Stock of the Company has rights, preferences and privileges that are not be held by, and are preferential to, the rights of holders of our Common Stock, which could adversely affect the liquidity and financial condition of the Company, and may result in the interests of the holders of Series B-2 Convertible Preferred Stock differing from those of the holders of our Common Stock. Any issuance of our Common Stock upon conversion of the Series B-2 Convertible Preferred Stock will cause dilution to holders of our Common Stock and may depress the market price of our Common Stock.

The Series B-2 Convertible Preferred Stock ranks senior to the holders of shares of our Common Stock with respect to liquidation preferences. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series B-2 Convertible Preferred Stock will be entitled to receive distributions out of our assets in an amount per share equal to $1,000 per share before any distributions shall be made on any shares of our Common Stock. In addition and following October 26, 2025, holders of Series B-2 Convertible Preferred Stock are entitled to request redemption of their shares of Series B-2 Preferred Stock at the price of $1,000 per share. These preferential rights could result in divergent interests between the holders of shares of Series B-2 Convertible Preferred Stock and the holders of our Common Stock. Shares of Series B-2 Convertible Preferred Stock are also convertible into shares of our Common Stock (subject to typical beneficial ownership and Nasdaq 19.99% limitations). Shares of Common Stock issued upon conversion of the Series B-2 Convertible Preferred Stock will cause dilution to holders of our Common Stock. Immediately following completion of this offering, the conversion price per share for shares of our Series B-2 Convertible Preferred Stock will be the greater of $0.392 or the price computed as the product of 0.85 multiplied by the arithmetic average of the closing sale prices of a per share of our Common Stock during the five consecutive trading-day period immediately preceding the conversion date. Until late April 2022, this conversion price is subject to further full ratchet adjustment for certain dilutive issuances. This Series B-2 variable conversion price and the shares issuable upon conversion of shares of Series B-2 Convertible Preferred Stock may depress the market price of our Common Stock.

We are and may continue to be subject to short selling strategies.

Short sellers of our stock may be manipulative and may attempt to drive down the market price of shares of our Common Stock. Short selling is the practice of selling securities that the seller does not own but rather has, borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s best interests for the price of the stock to decline, many short sellers (sometime known as “disclosed shorts”) publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects to create negative market momentum and generate profits for themselves after selling a stock short. Although traditionally these disclosed shorts were limited in their ability to access mainstream business media or to otherwise create negative market rumors, the rise of the Internet and technological advancements regarding document creation, videotaping and publication by weblog (blogging) have allowed many disclosed shorts to publicly attack a company’s credibility, strategy and veracity by means of so-called “research reports” that mimic the type of investment analysis performed by large Wall Street firms and independent research analysts. These short attacks have, in the past, led to selling of shares in the market, on occasion in large scale and broad base. Issuers who have limited trading volumes and are susceptible to higher volatility levels than large-cap stocks, can be particularly vulnerable to such short seller attacks. These short seller publications are not regulated by any governmental, self-regulatory organization or other official authority in the United States, are not subject to certification requirements imposed by the SEC and, accordingly, the opinions they express may be based on distortions or omissions of actual facts or, in some cases, fabrications of facts. In light of the limited risks involved in publishing such information, and the enormous profit that can be made from running a successful short attack, unless the short sellers become subject to significant penalties, it is more likely than not that disclosed short sellers will continue to issue such reports.

Our shares of Common Stock could be delisted from the Nasdaq Capital Market which could result in, among other things, a decline in the price of our Common Stock and less liquidity for holders of shares of our Common Stock and a default of our obligations pursuant to the Baker Notes.

Our Common Stock is listed on the Nasdaq Capital Market, which imposes, among other requirements, a minimum $1.00 per share bid price requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq

Listing Rule 5550(a)(2) (the “Bid Price Requirement”). The closing bid price for our Common Stock must remain at or above $1.00 per share to comply with the Bid Price Requirement for continued listing. Since July 12, 2021, the closing bid price for our Common Stock has been below $1.00 per share. On August 23, 2021 we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying us that, for the preceding 30 consecutive trading days, the closing bid price for shares of our Common Stock was below $1.00 per share and that we had failed to comply with the Bid Price Requirement.

In accordance with Nasdaq rules, we have been provided an initial period of 180 calendar days, or until February 21, 2022 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If, at any time before the Compliance Date, the closing bid price for shares of our Common Stock is at least $1.00 for a minimum of 10 consecutive business days, the Staff will provide us written confirmation of compliance with the Bid Price Requirement. If we do not regain compliance with the Bid Price Requirement by the Compliance Date, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Requirement, and would need to provide written notice of our intention to cure the deficiency during the second 180 calendar day compliance period, by effecting a reverse stock split, if necessary. If we do not regain compliance with the Bid Price Requirement by the Compliance Date and are not eligible for the additional 180 calendar day compliance period at that time, the Staff will provide written notification to us that shares of our Common Stock will be subject to delisting. At that time, we may appeal the Staff’s delisting determination to a Nasdaq Hearing Panel. There can be no assurance that we will regain compliance with the Bid Price Requirement within any compliance period, we will be eligible for an additional 180 calendar day compliance period, any appeal to the Nasdaq Hearing Panel will be successful or that we will otherwise maintain compliance with any of the other Nasdaq listing requirements.

Delisting from the Nasdaq Capital Market could make trading our Common Stock more difficult for investors, potentially leading to declines in our share price and liquidity. If our Common Stock is delisted by Nasdaq, our Common Stock may be eligible to trade on an over-the-counter quotation system, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our Common Stock. We cannot assure you that our Common Stock, if delisted from the Nasdaq Capital Market, will be listed on another national securities exchange or quoted on an over-the counter quotation system. As noted above, our failure to maintain the listing of our Common Stock on the Nasdaq Capital Market would also likely be an event of default under the Baker Bros. Purchase Agreement.

Additional Risks Related to This Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, as further described in the section of this prospectus supplement entitled “Use of Proceeds.” We will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering, and investors will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in interest-bearing instruments. These investments may not yield a favorable return, or any return, to us or our stockholders.

Future sales of a significant number of our shares of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of Common Stock or cause it to be highly volatile.

A substantial number of shares of Common Stock issuable upon exercise of the Warrants are being offered by this prospectus supplement and, as noted above, a substantial number of shares of Common Stock will be issuable upon conversion of the convertible notes issued pursuant to the Adjuvant Purchase Agreement and the Baker Bros. Purchase Agreement, and we cannot predict if and when these shares of Common Stock will be resold in the public markets. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of Common Stock would have on the market price of our shares of Common Stock. We may issue additional shares of Common Stock, including the shares of Common Stock issuable upon conversion of our Series B-2 Preferred Stock and upon conversion of the convertible notes issued pursuant to the Adjuvant Purchase Agreement and the Baker Bros. Purchase Agreement, at a discount from the current trading price of our Common Stock. As noted above, the conversion prices of the Baker Notes and the Series B-2 Convertible Preferred Stock are subject to future adjustment. As a result, our stockholders would experience immediate dilution upon the issuance of any shares of our Common Stock at such discount or as a result of such adjustment. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or Common Stock. Sales of a substantial number of our shares of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of Common Stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities.

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you pay for such securities.

The market price for our Common Stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations, any of which could cause the price of our Common Stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our securities and could result in your being unable to resell any of our securities that you purchase at a price equal to or above the price you paid.

In addition, the stock markets in general, and the markets for biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility that has at times been unrelated to the operating performance of the issuer. Moreover, the COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in the past year. Between January 1, 2021 and December 31, 2021, the closing sales price of our Common Stock reported on the Nasdaq Capital Market ranged between $0.37 and $4.88 per share. These broad market fluctuations may adversely affect the trading price or liquidity of our Common Stock. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

There is no public market for the Notes or Warrants being offered by us in this offering.

There is no established public trading market for the Notes or Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Notes or Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Notes or Warrants will be limited.

We do not intend to pay dividends on our Common Stock, so any returns may be limited to the value of our securities.

We currently anticipate that we will retain any future earnings to finance the continued development, operation and expansion of our business. As a result, we do not anticipate declaring or paying any cash dividends or other distributions in the foreseeable future. Further, we are currently restricted in our ability to pay dividends and to redeem shares of our capital stock pursuant to the terms of the Baker Bros. Purchase Agreement and the Securities Purchase Agreement. If we do not pay dividends, our securities may be less valuable because stockholders may need to rely on sales of their securities after price appreciation, which may never occur, to realize any gains on their investment. Provisions of the Delaware General Corporation Law may also prohibit or limit our ability to redeem shares of our issued and outstanding capital stock when a redemption would result in funds used in the redemption exceeding our “surplus”, or the excess of our net assets over the par value of our capital stock. We may be required to obtain additional capital in order to complete the redemption and there can be no guarantee that we will be able to do so.

USE OF PROCEEDS
The gross proceeds to us in this offering will be approximately $5.0 million. We estimate that the net proceeds to us from this offering, after deducting discounts and estimated offering expenses payable by us, will be approximately $4.7 million.
We currently intend to use the net proceeds from this offering for (i) the continuation of commercialization activities related to Phexxi; (ii) the continuation of our pivotal Phase 3 clinical trial ‘EVOGUARD’, evaluating EVO100 for the prevention of chlamydia and gonorrhea in women and related development activities; and (iii) general corporate purposes and other capital expenditures.
The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, our management will have broad discretion in applying the net proceeds from this offering.
Pending our use of the net proceeds we receive from this offering, we intend to invest such net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We currently anticipate that, following completion of this offering, we will retain all available funds and any future earnings for use in the operation of our business. As a result, we do not anticipate paying any dividends or other distributions on our Common Stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our ability to pay dividends is presently restricted pursuant to the terms of the Baker Bros. Purchase Agreement and will be further restricted pursuant to the terms of the Securities Purchase Agreement used in connection with this offering.

PLAN OF DISTRIBUTION

The Warrants and Notes are being sold to the investors pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”), which provide that the obligations of the purchasers are subject to certain conditions precedent, including, among other things, the absence of any material adverse effect with respect to the Company and the receipt of customary opinions and closing certificates. We will pay approximately $91,999.98 in commissions in connection with the sale and issuance of the Notes and Warrants as may be required in connection with certain banking engagement letter tail provisions.

Under the Securities Purchase Agreement, as long as any Notes remain outstanding, we will not, with certain exceptions, effect or contract to effect a “Variable Rate Transaction” as defined in the Securities Purchase Agreement. We also granted each purchaser the right, subject to certain exceptions and procedures, to participate in subsequent offerings of our securities. Additionally, so long as the Notes are outstanding, we will not, with certain exceptions, declare or pay any cash dividend or distribution on any of our securities.

The foregoing is a summary of the material terms and provisions of the Securities Purchase Agreement. This summary is subject to and qualified in its entirety by the Securities Purchase Agreement, a form of which has been provided to the investors in this offering and will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering.

DESCRIPTION OF SECURITIES OFFERED

We are offering $5,882,353 of 5.0% Senior Subordinated Notes due 2025 (the “Notes”) and Warrants to purchase up to 15,006,003 shares of Common Stock. This offering also relates to the shares of Common Stock issuable upon exercise of the Warrants.

Notes

The Notes will not be issued under an indenture. The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the section entitled “Description of Debt Securities” beginning on page 14 of the accompanying prospectus. Terms not defined in this description have the meanings given to them in the Notes.

The Notes will be issued with an aggregate original issue discount of $882,353.

Ranking

The Notes shall be an unsecured obligation and shall be expressly subordinate to the Baker Notes and the Adjuvant Notes.

Maturity Date

The maturity date of the Notes will be October 15, 2025 (the “Maturity Date”), provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default (as further described below) or (ii) through the date that is twenty (20) business days after the consummation of certain fundamental transactions.

Interest

The interest on the Notes will be 5.0% per annum, which shall automatically increase to 18% upon and during the continuance of an Event of Default.

Company Optional Prepayment

The Notes may be prepaid, in whole or in part, at any time at our option together with all accrued and unpaid interest and fees (including any breakage costs) to the date as of the repayment in accordance with the terms of the Notes.

Subsequent Transaction Redemption

The holders of the Notes may require the Company to redeem the Notes, in whole or in part, upon the occurrence of certain subsequent transactions with the net proceeds therefrom.

Events of Default

The Notes include certain customary events of default, including occurrence of bankruptcy (each an “Event of Default”), and remedies therefor.

During the continuance of any Event of Default and upon the election of requisite investors, the interest rate will be increased to eighteen percent (18.0%) per annum. Amounts due under the Securities Purchase Agreement dated January 13, 2022 and Notes not paid when due will also result in 18.0% late charges. Following an Event of Default, the holders of the Notes will also have certain rights to require us to redeem the Notes with a 25% redemption premium.

Governing Law

The Notes provide that they will be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law principles.

Warrants

The material terms and provisions of the Warrants are described in the sections entitled “The Offering” on page S-9 of this prospectus supplement and “Description of Warrants” beginning on page 19 of the accompanying prospectus.
Common Stock
The material terms and provisions of our Common Stock and each other class of our securities which qualifies or limits our Common Stock are described in the section entitled “Description of Capital Stock” beginning on page 10 of the accompanying prospectus and the Description of Securities included as Exhibit 4.17 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021.

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California. Kelley Drye & Warren LLP has acted as counsel for the investors in connection with certain legal matters relating to this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Evofem. The SEC’s website can be found at www.sec.gov.

These documents are also available, free of charge, through the Investors section of our website. We maintain a website at www.evofem.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus supplement:

•our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 filed with the SEC on May 6, 2021, August 11, 2021 and November 15, respectively;
•our Current Reports on Form 8-K filed with the SEC on March 25, 2021, May 12, 2021, May 19, 2021, August 27, 2021, October 12, 2021, October 12, 2021,October 26, 2021, November 19, 2021, November 22, 2021, December 8, 2021, and December 15, 2021 (except for the information furnished under Items 2.02 or 7.01); and

•The description of our Common Stock contained in our Registration Statement on Form 8-A filed on November 18, 2014, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of this prospectus supplement, or (ii) after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Evofem Biosciences, Inc., 12400 High Bluff Drive, Suite 600, San Diego, California 92130, (858) 550-1900.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PROSPECTUS

EVOFEM BIOSCIENCES, INC.
$150,000,000
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
RIGHTS
UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on The Nasdaq Capital Market under the symbol “EVFM.” On July 27, 2021, the last reported sale price of our common stock was $0.8373 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement will also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
Unless the context otherwise requires, “Evofem,” “EVFM,” “the Company,” “we,” “us,” “our” and similar terms refer to Evofem Biosciences, Inc. and its subsidiaries.

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and the applicable prospectus supplement, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Unless the context indicates otherwise, as used in this prospectus, (i) the terms “Evofem Biosciences,” “Evofem,” “the Company,” “we,” “us” and “our” refer to Evofem Biosciences, Inc., a Delaware corporation, and its subsidiaries, and (ii) the term "Private Evofem" refers to Evofem Biosciences Operations, Inc. and its subsidiaries prior to the closing of the Merger as described in the section entitled “The Merger” appearing elsewhere in this prospectus.
Overview
We are a San Diego-based commercial-stage biopharmaceutical company committed to developing and commercializing innovative products to address unmet needs in women’s sexual and reproductive health.
Phexxi as a Contraceptive
Our first commercial product, Phexxi® (lactic acid, citric acid, and potassium bitartrate) vaginal gel (“Phexxi”), was approved by the U.S. Food and Drug Administration (“FDA”) on May 22, 2020 and commercially launched in the United States in September 2020. Phexxi is the first and only FDA approved hormone-free, woman-controlled, on-demand prescription contraceptive gel for women. In addition, we are advancing our lead product candidate EVO100 vaginal gel (“EVO100”) through a pivotal Phase 3 clinical trial for the prevention of urogenital transmission of both Chlamydia trachomatis infection (“chlamydia”) and Neisseria gonorrhoeae infection (“gonorrhea”) in women (we refer to this trial as “EVOGUARD”).
EVO100: Our STI Preventive Product Candidate
Our lead product candidate, EVO100, is an antimicrobial vaginal gel under evaluation for the prevention of chlamydia and gonorrhea in women - two of the most pervasive sexually transmitted infections (“STIs”) in the United States. Currently, there are no FDA‑approved prescription products for the prevention of either of these commonly reported STIs.
According to the Centers for Disease Control and Prevention (“CDC”), any sexually active person can be infected with chlamydia and/or gonorrhea. Despite the CDC recommendation for condom use to prevent STIs, U.S. rates of infection with chlamydia and gonorrhea climbed in 2019 for the sixth consecutive year. Based on these reports, an estimated 78 million women 18-65 years of age who are sexually active in the United States could be at risk to contract these STIs.
Based on the positive and statistically significant top-line results of our Phase 2B/3 AMPREVENCE trial, we initiated our Phase 3 EVOGUARD clinical trial in October 2020. This randomized, placebo-controlled pivotal trial is designed to enroll 1,730 women with a prior chlamydia or gonorrhea infection and who are at risk for future infection. Participants are enrolled for a 16-week interventional phase followed by a one-month follow-up period. As of June 30, 2021, all 90 planned study sites have been activated and screening and enrollment is underway. We expect to complete enrollment in the fourth quarter of 2021 and to report top-line EVOGUARD results in mid-2022. Assuming positive results from the trial, we expect to submit a supplemental New Drug Application for EVO100 by the end of 2022.
The FDA has granted Fast Track designation to EVO100 for the prevention of chlamydia in women and has designated it a Qualified Infectious Disease Product (“QIDP”) for the prevention of gonorrhea in women. QIDP designation provides several important potential advantages, including qualification for the FDA Fast Track program and longer market exclusivity, among others.
COVID-19 Pandemic
The current worldwide pandemic related to a novel strain of a virus named severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) (coronavirus), which causes coronavirus disease 2019 (“COVID-19”) has presented substantial public health and economic challenges and is affecting our employees, customers, communities and business operations, as well as the U.S. and global economies and financial markets.
Any disruptions in the commercialization of Phexxi and/or the completion of our clinical trials, data analysis or readouts and/or any disruption in our supply chain could have a material adverse effect on our business, results of operations and financial condition. The full extent to which the COVID-19 pandemic will directly or indirectly impact our business, results of operations and financial condition will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19, the success of ongoing COVID-19 vaccination efforts, the emergence, prevalence and strength of variant strains, and the actions taken to contain or treat the disease, as well as the economic impact on local, regional, national and international markets.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 4, 2021, as described in the section entitled “Incorporation of Documents by Reference” beginning on page 23 of this prospectus.
Our Corporate Information
We were originally incorporated in Delaware in February 2007 as “Lipothera, Inc.” In September 2008, we changed our name to “Lithera, Inc.” and in August 2014, we changed our name to “Neothetics, Inc.” On January 17, 2018, upon completion of the Merger, we changed our name to “Evofem Biosciences, Inc.” Our principal corporate offices are located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 and our telephone number is (858) 550-1900. Our website is located at www.evofem.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Offerings Under This Prospectus
Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $150,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•designation or classification;
•aggregate principal amount or aggregate offering price;
•maturity, if applicable;
•rates and times of payment of interest or dividends, if any;
•redemption, conversion or sinking fund terms, if any;
•voting or other rights, if any; and
•conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:
•the names of those agents or underwriters;
•applicable fees, discounts and commissions to be paid to them;
•details regarding over-allotment options, if any; and
•the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Evofem. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible, “potential,” “predict,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss these risks and some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:
•our ability to achieve and sustain profitability;
•our estimates regarding our future performance, including without limitation, any estimates of potential future revenues;
•the rate and degree of market acceptance of Phexxi® (lactic acid, citric acid, and potassium bitartrate);
•our ability to successfully commercialize Phexxi and continue to develop our sales and marketing capabilities;
•our strategic plans for our business, including the commercialization of Phexxi;
•our estimates regarding expenses, revenues, financial performance and capital requirements, including the length of time our capital resources will sustain our planned operations;
•our ability to raise additional capital to fund our operations;
•our ability to continue as a going concern;
•the ongoing pandemic related to a novel strain of a virus named severe acute respiratory syndrome coronavirus 2, which causes COVID-19, including, without limitation, its impact on our business and commercialization of Phexxi;
•the potential for changes to current regulatory mandates requiring health insurance plans to cover FDA-cleared or approved contraceptive products without cost sharing;
•our ability to obtain or maintain third-party payer coverage and adequate reimbursement, and our reliance on the willingness of patients to pay out-of-pocket for Phexxi absent full or partial third-party payer reimbursement;
•our ability to obtain the necessary regulatory approvals to market and commercialize EVO100 vaginal gel for prevention of urogenital transmission of chlamydia and gonorrhea in women, and any other product candidate we may seek to develop;
•the success, cost and timing of our clinical trials;
•our top-line or initial clinical trial data, which are subject to adjustment and revision;
•our ability to protect and defend our intellectual property position and our reliance on third party licensors;
•our ability to obtain additional patent protection for our product and product candidates;
•our dependence on third parties in the conduct of our clinical trials and for the manufacture of Phexxi and our product candidates;
•our ability to expand our organization to accommodate potential growth; and
•our ability to retain and attract key personnel.
To date, only one of our products, Phexxi vaginal gel, has been approved by the FDA for marketing in the United States. Our other current product candidates are investigational and have not been submitted to or approved by the FDA, and neither Phexxi nor our other product candidates have been approved by the European Medicines Agency or any other regulatory authority anywhere else in the world.
Given the risks, uncertainties and other important factors relating to our business, you should not place undue reliance on these forward-looking statements. You should carefully read this prospectus, the accompanying base prospectus and any prospectus supplement, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.
These forward-looking statements represent our estimates and assumptions only as of the date made. Any such forward looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially. We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. You should carefully consider other information set forth in reports or other documents that we file with the SEC. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus to fund activities relating to the development and commercialization of our product candidates, sales of our approved product, and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION
The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:
•in the over-the-counter market;
•in privately negotiated transactions;
•through broker-dealers, who may act as agents or principals;
•through one or more underwriters on a firm commitment or best-efforts basis;
•in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•directly to one or more purchasers;
•through agents;
•in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or
•in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;
•ordinary brokerage transactions; or
•transactions in which the broker-dealer solicits purchasers on a best efforts basis.

We may change the price of the securities offered from time to time.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.
We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name any agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters or their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.
If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers or their affiliates may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.
We may offer the common stock covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

DESCRIPTION OF CAPITAL STOCK
The following description of our common stock and preferred stock summarizes the material terms and provisions of our common stock and the preferred stock. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and our amended and restated bylaws, each as amended to date, that are incorporated by reference into the registration statement of which this prospectus is a part. The terms of our capital stock may also be affected by the Delaware General Corporation Law (the “DGCL”). The summary below is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, as in effect at the time of any offering of securities under this prospectus.
General
Our amended and restated certificate of incorporation authorizes us to issue up to 300,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.
Common Stock
Voting
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Because of this absence of cumulative voting, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors (our “Board of Directors”) out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences
Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.
Fully-paid
All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.
Stock Exchange Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “EVFM.”
Preferred Stock
Our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and:
•to establish from time to time the number of shares to be included in each such series;
•to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon; and
•to increase or decrease the number of authorized shares of any such series (but not below the number of shares of such series then outstanding).

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. In connection with the

Company’s prior entry into a rights agreement (the “Rights Agreement”) with Philadelphia Stock Transfer, as rights agent, the Board approved a certificate of designation setting forth the rights, preferences and limitations of 1,000,000 shares of Series A Preferred Stock. This certificate was filed with the Secretary of State of the State of Delaware on March 24, 2020. The Rights Agreement expired in accordance with its terms on March 24, 2021, and no shares of Series A Preferred Stock were ever issued. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, delay, defer or prevent a change of control of the Company and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.
If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the restated certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:
•the title and stated value;
•the number of shares offered, the liquidation preference, if any, per share and the purchase price;
•the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•the procedures for any auction and remarketing, if any;
•the provisions for a sinking fund, if any;
•the provisions for redemption, if applicable;
•any listing of the preferred stock on any securities exchange or market;
•whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;
•whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;
•voting rights, if any, of the preferred stock;
•a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and
•any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Registration Rights Agreements
On January 17, 2018, in connection with the Merger, we entered into a registration rights agreement with certain of our stockholders, including funds managed by Invesco Ltd., discretionary investment funds managed by Woodford Investment Management as discretionary investment manager, and funds managed by Domain Partners VII, L.P. Pursuant to the registration rights agreement, we were required to file a registration statement with respect to shares of our capital stock, (the “Registrable Securities”), held by the stockholders who are party to this agreement. Subject to limited exceptions, we are required to maintain the effectiveness of this registration statement until the Registrable Securities covered by this registration have been disposed of or are no longer Registrable Securities. In addition, the rights holders have the right to demand we effect the registration of any or all the Registrable Securities and/or effectuate the distribution of any or all their Registrable Securities subject to certain exceptions and limitations. The rights holders also have customary piggyback registration rights, subject to the limitations set forth in the registration rights agreement. In connection with these obligations, we filed a registration statement on Form S-3 (No. 333-223731) on March 16, 2018 and amended on March 27, 2018, which was declared effective on April 3, 2018.
On April 10, 2019, in connection with a securities purchase agreement and private placement (the “2019 Private Placement”), we entered into a registration rights agreement with PDL BioPharma, Inc., a Delaware corporation, funds discretionally managed by Invesco Asset Management Ltd. and funds managed by Woodford Investment Management Limited. Pursuant to the registration rights agreement, we were required to (i) file a registration statement with the SEC within 30 days following the first closing of the 2019 Private Placement (the “First Closing”) registering for resale the shares of our common stock issued in the First Closing and the shares of our common stock issuable upon exercise of the warrants issued in the First Closing (the “First Closing Registration Statement”), (ii) use our commercially reasonable efforts to have the First Closing Registration Statement declared effective, (iii) file a registration statement with the SEC within 30 days following the second closing of the 2019

Private Placement (the “Second Closing”) registering for resale the shares of our common stock issued in the Second Closing and the shares of our common stock issuable upon exercise of the warrants issued in the Second Closing (the “Second Closing Registration Statement”), (iv) use our commercially reasonable efforts to have the Second Closing Registration Statement declared effective and (v) maintain the effectiveness of the First Closing Registration Statement and Second Closing Registration Statement until all registrable securities have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act.
The registration rights agreement contains customary terms and conditions for transactions of this type, and includes liquidated damages penalties in the event that we fail to satisfy or maintain the specified filing and effectiveness time periods in the registration rights agreement.
In connection with these obligations, we filed a registration statement on Form S-3 (No. 333-231126) on April 30, 2019 which was declared effective on May 7, 2019, and filed a registration statement on Form S-3 (No. 333-232303) on June 24, 2019 which was declared effective on July 2, 2019.
On April 23, 2020, we entered into a securities purchase and security agreement with certain institutional investors and their designated agent pursuant to which issued and sold to these purchasers convertible senior secured promissory notes in an aggregate principal amount of up to $25.0 million and warrants to purchase shares of our common stock. These purchasers may require us to enter into a registration rights agreement pursuant to which we would grant these purchasers certain demand resale registration rights with respect to the common stock issuable upon conversion of their notes and warrants. The rights under the registration rights agreement will terminate upon the earlier of the tenth anniversary of the date of the agreement or automatically once all applicable registrable securities (i) have been sold pursuant to an effective registration statement, (ii) have been sold by these purchasers pursuant to Rule 144 under the Securities Act or (iii) may be resold by these purchasers without limitations as to volume or manner or sale pursuant to Rule 144.
On October 14, 2020, in connection with a securities purchase agreement and private placement of convertible promissory notes, we entered into a registration rights agreement with Adjuvant Global Health Technology Fund, L.P., and Adjuvant Global Health Technology Fund DE, L.P. Pursuant to the registration rights agreement, we are required to file a registration statement with the SEC within 30 days following the conversion of notes purchased in the private placement with an outstanding balance of at least $5 million registering for resale the shares of our common stock issued upon conversion of these notes. Subject to limited exceptions, we are required to use our commercially reasonable efforts to have this registration statement declared effective, and to maintain the effectiveness of this registration statement until all applicable registrable securities have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act.
Possible Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of the company to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Classified Board
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that our Board of Directors is divided into three classes. The directors designated as Class I directors have terms that will expire at the annual meeting of stockholders in 2021. The directors designated as Class II directors will have terms expiring at the annual meeting of stockholders in 2022, and the directors designated as Class III directors will have terms expiring at the annual meeting of stockholders in 2023. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of our Board of Directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.

Removal of Directors
Our amended and restated bylaws provide that our stockholders may only remove our directors with cause, as defined in the amended and restated bylaws.
Amendment
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the affirmative vote of the holders of at least 80% of our voting stock then outstanding is required to amend certain provisions relating to the number, term, election and removal of our directors, stockholder notice procedures, the calling of special meetings of stockholders and the indemnification of directors.
Size of Board and Vacancies
Our amended and restated bylaws provide that the number of directors on our Board of Directors is fixed exclusively by our Board of Directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled by a majority of the members of our Board of Directors then in office, provided that a majority of the entire Board of Directors, or a quorum, is present and any vacancies in our Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of our remaining directors in office, even if less than a quorum is present.
Special Stockholder Meetings
Our amended and restated certificate of incorporation provides that only the Chairman of our Board of Directors, our Chief Executive Officer or our Board of Directors pursuant to a resolution adopted by a majority of the total number of directors it would have if there were no vacancies may call special meetings of our stockholders.
Stockholder Action by Unanimous Written Consent
Our amended and restated certificate of incorporation expressly eliminates the right of our stockholders to act by written consent other than by unanimous written consent.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws provide advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.
No Cumulative Voting
The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.
Undesignated Preferred Stock
The authority that is possessed by our Board of Directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of the company through a merger, tender offer, proxy contest, or otherwise by making it more difficult or more costly to obtain control of the company. Our Board of Directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
The above provisions may deter a hostile takeover or delay a change in control or management of the Company.
Transfer Agent and Registrar
The transfer agent and registrar for our capital stock is Philadelphia Stock Transfer, Inc. The transfer agent and the registrar’s address is 2320 Haverford Road, Suite 230, Ardmore, Pennsylvania 19003.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.
We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture (the “Trust Indenture Act”). We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.
We will describe in each prospectus supplement the following terms relating to a series of debt securities:
•the title or designation;
•the aggregate principal amount and any limit on the amount that may be issued;
•the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;
•whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;
•the maturity date and the date or dates on which principal will be payable;
•the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;
•whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•the terms of the subordination of any series of subordinated debt;
•the place or places where payments will be payable;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
•the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
•whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•whether we will be restricted from incurring any additional indebtedness;
•a discussion of any material or special United States federal income tax considerations applicable to a series of debt securities;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Events of Default Under the Indenture
The following are events of default under the indentures with respect to any series of debt securities that we may issue:
•if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
•if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;
•if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and
•if specified events of bankruptcy, insolvency or reorganization occur as to us.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
•the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
•the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and
•the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.
Modification of Indenture; Waiver
The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:
•to fix any ambiguity, defect or inconsistency in the indenture; and
•to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.
In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•extending the fixed maturity of the series of debt securities;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;
•reducing the principal amount of discount securities payable upon acceleration of maturity;
•making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or
•reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
•the transfer or exchange of debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•maintain paying agencies;
•hold monies for payment in trust;
•compensate and indemnify the trustee; and
•appoint any successor trustee.
In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange, and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of San Diego as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
•if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
•if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material United States federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the anti-dilution provisions of the warrants, if any;
•any redemption or call provisions;
•whether the warrants may be sold separately or with other securities as parts of units; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS
General
We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:
•the date of determining the stockholders entitled to the rights distribution;
•the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
•the exercise price;
•the aggregate number of rights issued;
•whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
•the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
•the method by which holders of rights will be entitled to exercise;
•the conditions to the completion of the offering, if any;
•the withdrawal, termination and cancellation rights, if any;
•whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
•whether stockholders are entitled to oversubscription rights, if any;
•any applicable material United States federal income tax considerations; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Rights Agent
The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.
Unit Agent
The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California, will pass upon the validity of the issuance of the securities to be offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Evofem. The address of the SEC website is www.sec.gov.
We also maintain a website at www.evofem.com, through which you can access our SEC filings. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us and any investment in our securities.
The following documents are incorporated by reference into this prospectus supplement:
•Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021;
•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May, 06, 2021;
•Our Current Reports on Form 8-K filed with the SEC on May 19, 2021, May 12, 2021, and March 25, 2021 (except for the information furnished under Items 2.02 or 7.01);
•All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above (in each case, except for the information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K); and
•The description of our common stock contained in our Registration Statement on Form 8-A initially filed on November 18, 2014, including any amendment or report filed for the purpose of updating such description.
Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36754.
We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Evofem Biosciences, Inc., Attn: Investor Relations, 12400 High Bluff Drive, Suite 600, San Diego, California 92130. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at http://www.evofem.com. The information on such website is not incorporated by reference and is not a part of this prospectus.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$5,882,353 of 5.0% Senior Subordinated Notes Due 2025
Warrants to Purchase up to 15,006,003 Shares of Common Stock
15,006,003 Shares of Common Stock underlying Warrants

PROSPECTUS SUPPLEMENT

January 13, 2022